UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                              1934 (Amendment No. )


      Filed by the Registrant  [X]
      Filed by a Party other than the Registrant  [ ]

      Check the appropriate box:
      |_|   Preliminary Proxy Statement
      |_|   Confidential, for use of the Commission only (as permitted by
            Rule 14a-6(e)(2))
      |_|   Definitive Proxy Statement
      |_|   Definitive Additional Materials
      |X|   Soliciting Material Pursuant to Rule 14a-12

                               Edison Schools Inc.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      |X|   No fee required.
      |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            O-11.

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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      |_|   Fee paid previously with preliminary materials:

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      |_|   Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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      (1) Amount Previously Paid:


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      (2) Form, Schedule or Registration Statement no.:

          Form S-4, Registration Statement No. 333-[_____]

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      (3) Filing party:

          Edison Schools Inc.

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      (4) Date filed:

          July 15, 2003

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                       [EDISON SCHOOLS GRAPHIC OMITTED]



For Immediate Release, July 14, 2003
------------------------------------


Contact:          Adam Tucker - VP, Communications
                  212-419-1602



                    Edison Schools Announces Merger Agreement with Management Team and Liberty Partners to Take Company Private

New York, New York, July 14, 2003 -Edison Schools (NASDAQ, EDSN), the nation's largest manager of public schools, announced today that it has signed a definitive merger agreement with a company formed by Chris Whittle, its Founder and Chief Executive Officer, and an affiliate of Liberty Partners, a private equity firm based in New York City.

The transaction is valued at approximately $174 million (including the assumption or refinancing of outstanding indebtedness). Chris Whittle and other members of the Company's senior management will continue to manage the Company. Liberty has provided commitments in order to fund the acquisition of Edison's common stock and related expenses and to refinance outstanding indebtedness.

Pursuant to the merger agreement, each outstanding share of Edison Class A and Class B Common Stock will be acquired for $1.76 per share in cash. Edison currently has approximately 53.1 million shares of Class A and Class B common stock outstanding, excluding options and warrants.

Edison's Board of Directors, based upon the unanimous recommendation of a Special Committee of disinterested directors, has approved the merger agreement. Evercore Partners served as financial advisor to the Special Committee and rendered a fairness opinion. Skadden, Arps, Slate, Meagher & Flom LLP provided legal advice to the Committee.

The management team was represented by Bear Stearns & Co.

In describing the proposed merger, Mr. Whittle said, "Edison's shareholders will receive an attractive premium in this transaction, representing an increase of approximately 39% over the $1.27 per share closing price of the stock on May 7, 2003, the last trading day prior to the announcement that management was considering an offer to purchase the Company. In addition, we believe that in the current financial, business and industry environments it is in the best interests of the Company to be privately held. As a private company, Edison will continue to pursue its mission of providing a world-class education to its students. Our schools and clients will continue to receive our support and solutions in raising student achievement."

Liberty Partners' President, Peter Bennett, expressed a high level of confidence in the Liberty partnership with Edison's senior management. "Liberty believes that Edison will continue to be the leader in the K-12 sector of education in the United States. Edison provides valuable school management assistance to school districts and charter boards, as well as tools and services to enhance students' academic performance. We expect Edison's leadership in this important sector to continue to grow."

The acquisition is expected to be completed in the fall of 2003 and is subject to the approval of the Company's stockholders, the availability of funding and other customary conditions. A special meeting of Edison's stockholders will be scheduled as soon as practical following review of proxy materials by the Securities and Exchange Commission.


      About Edison Schools
      --------------------

Founded in 1992, Edison partners with school districts and charter boards to raise student achievement through its research-based school design, aligned assessment systems, interactive professional development, integrated use of technology, and other program features. Edison students are achieving academic gains above national norms. Edison Schools now serves more than 110,000 public school students in more than 20 states through four business channels: (1) the management of schools for school districts, (2) charter schools, (3) summer and after-school programs, and (4) achievement management solutions for school systems. For the 2002-2003 school year, the company operated 149 full-year schools and 178 summer schools.

Between 1992 and 1995 and in ongoing efforts, Edison's team of educators and scholars conducted research to develop its school design and support systems. Edison opened its first four schools in August 1995 and has grown in every subsequent year. For more information, please visit www.edisonschools.com.

About Liberty Partners
----------------------

Liberty Partners is a private equity firm whose mission is to generate value in middle-market and growth enterprises by partnering with management to merge capital and intellectual resources with management's operational expertise. With $1.8 billion in assets under management, Liberty has a 10-year track record as a partner to middle-market and growth companies.

Any statements in this press release and any other press release issued by Edison on or about the date hereof about future expectations, plans and prospects for Edison, including statements containing the words "believes," "anticipates," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risk factors discussed in our most recent quarterly report filed with the SEC. The forward-looking statements included in this press release represent Edison's estimates as of July 14, 2003. Edison anticipates that subsequent events and developments will cause its estimates to change. While Edison may elect to update these forward-looking statements at some point in the future, Edison specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Edison's estimates or views as of any date subsequent to July14, 2003.

                                  *   *   *

                              END OF PRESS RELEASE

LEGEND


Edison Schools Inc. will file a proxy statement and Shakespeare Acquisition LLC will file other relevant documents with the SEC concerning the proposed merger of a wholly-owned subsidiary of Shakespeare Acquisition LLC with and into Edison Schools Inc. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Edison Schools Inc. free of charge by requesting them in writing from Edison Schools Inc. at 521 5th Avenue, 11th Floor, New York, New York, NY 10175, Attention: Investor Relations, or by telephone at (212) 419-1600. You may obtain documents filed by Shakespeare Acquisition LLC by requesting them in writing from Shakespeare Acquisition LLC c/o Liberty Partners 1370 Avenue of the Americas 34th Floor, New York, NY 10019,
Attention: Investor Relations, or by telephone at (212) 541-7676.

Edison Schools Inc. and Shakespeare Acquisition LLC, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Edison Schools Inc. in connection with the merger. Information about the directors and executive officers of Edison Schools Inc. and their ownership of Edison Schools Inc. stock is set forth in the proxy statement for Edison Schools Inc.'s 2002 annual meeting of stockholders filed with the SEC on October 28, 2002. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.